SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2005

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

   On December 23, 2005, Progenics Pharmaceuticals, Inc. and Progenics Pharmaceuticals Nevada, Inc., its wholly-owned subsidiary, (“Progenics”) entered into an exclusive, worldwide License and Co-Development Agreement (the “Wyeth Agreement”) with Wyeth Pharmaceuticals, a division of Wyeth, and certain affiliates of Wyeth (“Wyeth”) for the joint development and commercialization of methylnaltrexone (“MNTX”) for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction.

Under the terms of the Wyeth Agreement, Wyeth receives worldwide rights to MNTX, and Progenics retains an option to co-promote the product in the United States. The companies will collaborate on the worldwide development of MNTX. The transaction includes an upfront payment of $60 million to Progenics with as much as an additional $356.5 million payable upon achievement of certain milestones. Wyeth will pay Progenics royalties on worldwide sales of MNTX and co-promotion fees within the United States. Additionally, Wyeth is responsible for all future development and commercialization costs of MNTX.

The Wyeth Agreement includes three dosage forms, each of which is tailored to address the needs of specific clinical applications based on onset of action, predictability of response, dosing flexibility and ease of use. The three MNTX product candidates are:
•	Subcutaneous injection for the treatment of intractable constipation in patients with advanced medical illness (“AMI”), including cancer and AIDS;
•	Intravenous infusion for the treatment of patients with gastrointestinal tract and urinary dysfunction that commonly occurs after major abdominal and prolonged surgeries; and
•
Oral formulation for the treatment of opioid-induced constipation in patients with chronic pain, including those suffering from headaches, joint pain, lower-back pain, sickle-cell disease, muscle pain and other disorders requiring opioid analgesics.

Under the terms of the Wyeth Agreement, Wyeth will develop oral MNTX worldwide. Progenics will lead the U.S. development of subcutaneous and intravenous MNTX, while Wyeth will lead development of these parenteral products outside the U.S. Wyeth and Progenics will pursue an integrated strategy to optimize worldwide development, regulatory approval, and commercial launch of the three MNTX products, which may impact timelines previously disclosed by Progenics. Decisions regarding the timelines for development of the three MNTX products will be made by the Joint Development Committee, consisting of members from both Wyeth and Progenics.

The Wyeth Agreement contains provisions, which allow termination by either party upon the occurrence of certain events.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 22, 2005, Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) and its wholly-owned subsidiary, Progenics Pharmaceuticals Nevada, Inc. (“Progenics Nevada”), acquired certain rights for its lead investigational drug, methylnaltrexone (“MNTX”), from several of its licensors.

In 2001, Progenics entered into an exclusive sub-license agreement with UR Labs, Inc. (“URL”) to develop and commercialize MNTX (the “MNTX Sub-license”), which conferred on URL the rights to future payments resulting from development of MNTX under the MNTX Sublicense. In 1989, URL obtained an exclusive license to MNTX, as amended, from the University of Chicago (“UC”) under an Option and License Agreement dated May 8, 1985, as amended (the “URL-Chicago License”). In 2001, URL also entered into an agreement with certain heirs of Dr. Leon Goldberg (the “Goldberg Distributees”), which provided them with the right to receive payments based upon revenues received by URL from the development of the MNTX Sub-license (the “URL-Goldberg Agreement”).

On December 22, 2005, Progenics and Progenics Nevada entered into an Agreement and Plan of Reorganization (the “Purchase Agreement”) by and among Progenics Pharmaceuticals, Inc., Progenics Pharmaceuticals Nevada, Inc., UR Labs, Inc. and the shareholders of UR Labs, Inc. (the “URL Shareholders”), under which Progenics Nevada acquired substantially all of the assets and assumed certain of the liabilities of URL, comprised of its rights and liabilities under the URL-Chicago License, the MNTX Sub-license and the URL-Goldberg Agreement. Those transactions extinguished Progenics’ obligation to make royalty and other payments to URL and obligated Progenics to continue to make such payments to UC under the URL-Chicago License.

On December 22, 2005, Progenics and Progenics Nevada entered into an Assignment and Assumption Agreement with the Goldberg Distributees, under which Progenics Nevada assumed all rights and obligations of the Goldberg Distributees under the URL-Goldberg Agreement, thereby extinguishing URL’s (and consequentially, Progenics Nevada’s) obligations to make payments to the Goldberg Distributees.

In consideration for the assignment of the Goldberg Distributees’ rights and of the acquisition of the assets of URL described above, Progenics issued, on December 22, 2005, a total of 686,000 shares of its common stock and paid a total of $2,604,900 in cash (representing the opening market value, $22.85 per share, of 114,000 shares of Progenics’ common stock on the date of the acquisition) to the URL Shareholders and the Goldberg Distributees.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Item. 3.02 Unregistered Sales of Equity Securities

On December 22, 2005, Progenics Pharmaceuticals, Inc. (“Progenics”) issued a total of 686,000 unregistered shares of its common stock (the “Offering”) and paid a total of approximately $2.6 million in cash to several of its licensors in exchange for certain rights held by those licensors with respect to its lead investigational drug, methylnaltrexone (“MNTX”).

In 2001, Progenics entered into an exclusive sub-license agreement with UR Labs, Inc. (“URL”) to develop and commercialize MNTX (the “MNTX Sub-license”), which conferred on URL the rights to future payments resulting from development of MNTX under the MNTX Sublicense. In 1989, URL obtained an exclusive license to MNTX, as amended, from the University of Chicago (“UC”) under an Option and License Agreement dated May 8, 1985, as amended (the “URL-Chicago License”). In 2001, URL also entered into an agreement with certain heirs of Dr. Leon Goldberg (the “Goldberg Distributees”), which provided them with the right to receive payments based upon revenues received by URL from the development of the MNTX Sub-license (the “URL-Goldberg Agreement”).

On December 22, 2005, Progenics and Progenics Nevada entered into an Agreement and Plan of Reorganization (the “Purchase Agreement”) by and among Progenics Pharmaceuticals, Inc., Progenics Pharmaceuticals Nevada, Inc., UR Labs, Inc. and the shareholders of UR Labs, Inc. (the “URL Shareholders”), under which Progenics Nevada acquired substantially all of the assets and assumed certain of the liabilities of URL, comprised of its rights and liabilities under the URL-Chicago License, the MNTX Sub-license and the URL-Goldberg Agreement. Those transactions extinguished Progenics’ obligation to make royalty and other payments to URL and obligated Progenics to continue to make such payments to UC under the URL-Chicago License.

On December 22, 2005, Progenics and Progenics Nevada entered into an Assignment and Assumption Agreement with the Goldberg Distributees, under which Progenics Nevada assumed all rights and obligations of the Goldberg Distributees under the URL-Goldberg Agreement, thereby extinguishing URL’s (and consequentially, Progenics Nevada’s) obligations to make payments to the Goldberg Distributees.

We conducted this Offering in accordance with the private placement exemption set forth in Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933. The Offering was conducted without general solicitation or advertising. The securities are non-transferable in the absence of an effective registration statement under the Act or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect. Each investor represented that each is an “accredited investor” under Rule 501(e) of Regulation D under the Securities Act of 1933.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.     Description

10.1
Agreement and Plan of Reorganization by and among Progenics Pharmaceuticals, Inc., Progenics Pharmaceuticals Nevada, Inc., UR Labs, Inc. and Shareholders of UR Labs, Inc., dated as of December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:  /s/ ROBERT A. MCKINNEY
    Robert A. McKinney
    Chief Financial Officer, Vice President,
    Finance and Operations and Treasurer

Date: December 28, 2005